Dreyfus Investment Funds
(formerly, Mellon Institutional Funds Investment Trust)

Dreyfus/The Boston Company Emerging Markets Core Equity Fund
(Formerly, The Boston Company Emerging Markets Core Equity Fund)

-Dreyfus/The Boston Company Large Cap Core Fund
(Formerly, Dreyfus/The Boston Company Large Cap Core Fund)

Dreyfus/The Boston Company Small/Mid Growth Fund
(Formerly, The Boston Company Small/Mid Growth Fund)

Dreyfus/Standish Intermediate Tax Exempt Bond Fund
(Formerly, Standish Intermediate Tax Exempt Bond Fund)

(each, a “Fund” and, collectively, the “Funds”)

Registration No. 811-04813

Sub-Items 77I

On February 9 and 10, 2009, the Board of Trustees of the Dreyfus Investment Funds (the “Trust”) unanimously approved the redesignation of each Fund’s existing shares as Class I shares and the issuance of new classes for each Fund, descriptions of which appear in the documents incorporated by reference below:

1. Each Fund’s Prospectus and a combined Statement of Additional Information, each dated March 31, 2009, incorporated by reference to Post-Effective Amendment No. 136 to the Trust's Registration Statement on Form N-1A, filed on March 27, 2009.

2. The Trust’s Shareholder Services Plan for Class A and Class C shares, incorporated by reference to Exhibit (H)(5) of Post-Effective Amendment No. 136 to the Trust’s Registration Statement on Form N-1A, filed on March 27, 2009.

3. The Trust’s Rule 12b-1 Distribution Plan for Class C shares, incorporated by reference to Exhibit (M)(1) of Post-Effective Amendment No. 136 to the Trust’s Registration Statement on Form N-1A, filed on March 27, 2009.

4. The Trust’s 18f-3 Plan, incorporated by reference to Exhibit (N)(3) of Post-Effective Amendment No. 136 to the Trust’s Registration Statement on Form N-1A, filed on March 27, 2009.